Exhibit 99.1

NEWS RELEASE

For immediate release

Navient posts second quarter 2023 financial results

HERNDON, Va., July 26, 2023 — Navient (Nasdaq: NAVI), a leader in technology-enabled education finance and business processing solutions, today posted its 2023 second quarter financial results. The complete financial results release is available on the company’s website at Navient.com/investors. The results will also be available on Form 8-K on the SEC’s website at www.sec.gov.

Navient will hold a live audio webcast today, July 26, 2023, at 8 a.m. ET, hosted by David Yowan, president and CEO, and Joe Fisher, CFO.

Analysts and investors who wish to ask questions are requested to pre-register at Navient.com/investors at least 15 minutes ahead of start time to receive their personal dial-in access details. Others who wish to join in listen-only mode do not need to pre-register and may simply visit Navient.com/investors to access the webcast.

Supplemental financial information and presentation slides used during the call will be available no later than the start time. A replay of the webcast will be available approximately two hours after the event’s conclusion.

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About Navient

Navient (Nasdaq: NAVI) provides technology-enabled education finance and business processing solutions that simplify complex programs and help millions of people achieve success. Our customer-focused, data-driven services deliver exceptional results for clients in education, healthcare and government. Learn more at navient.com.

Contact:

Media:      Paul Hartwick, 302-283-4026, paul.hartwick@navient.com

Investors: Jen Earyes, 703-984-6801, jen.earyes@navient.com